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                                  EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Non Qualified Stock Option Agreement between the Company and David E. Deeds, dated October 12, 1998, of our report dated January 25, 1999, with respect to the consolidated financial statements of WavePhore, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

                                Ernst & Young LLP


Phoenix, Arizona
March 29, 1999